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                                                                    Exhibit 16.1



                        [EGGLESTON SMITH P.C. LETTERHEAD]



                                  April 3, 2002

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

RE:      Bay Banks of Virginia, Inc.
         Commission File Number 0-22955
         Form 8-K
         Dated March 26, 2002

We have read the statements contained in Item 4 of Form 8-K dated March 26, 2002, and filed on April 2, 2002, by Bay Banks of Virginia, Inc. We agree with those statements.

                                      /s/ Eggleston Smith P.C.